SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                           --------------

                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): JANUARY 3, 2000


                                 POTENCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)


    33-18778                                            99-0259454
(Commission File No.)                       (I.R.S. Employer Identification
No.)


                             3730 KIRBY DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77098
                    (Address of Principal Executive Offices)

                                 (281) 587-4645
              (Registrant's Telephone Number, Including Area Code)











ITEM 1.  RESULTS OF  DIRECTORS MEETING AND REORGANIZATION

         On January 3, 2000, the Registrant held a Board of Directors meeting to discuss the reorganization of the Company and the payment of the costs incurred during the reorganization. After calling the meeting to order, the acting Chairman for the meeting, L. Mychal Jefferson, announced that the companies and persons owed monies from the reorganization activities would accept stock of the company in lieu thereof. The Company will issue 2,998,350 shares of Common Shares registered pursuant to Regulation 8 and Restricted Common shares issued pursuant to Rule 144 to compensate the individuals and entities for costs incurred. The Company agreed to file all necessary documents related to the transaction as soon as possible.

The President thereupon declared that the resolution(s) had been duly adopted.

Being no further business, upon motion, the meeting was adjourned.

ITEM 2. ELECTION OF NEW DIRECTORS AND OFFICERS

     On February 15, 2000 the following individuals, Steve Chu (Chairman and President), and Tim Graves (Director and Secretary) has accepted Board of Directors memberships and Officers positions. The Former Board members, L. Mychal Jefferson II, Phil Cohen and Monica W. Jefferson have agreed to resign their respective positions, effect immediately. The new Board already is engaged in talks with potential merger candidates. Also the new Board has agreed to file all necessary corporate and SEC documents for the Company in a timely manner.

     The President thereupon declared that the resolution(s) had been duly adopted.

     There being no further business, upon motion, the meeting was adjourned.

ITEM 3.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)     Pro forma financial information.  Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        POTENCO, INC.


Date: February 15, 2000                     By   /s/   L. Mychal Jefferson II
                                          ------------------------------------
                                          L. Mychal Jefferson II, President